                                                                     Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Milton H. Werner and Joseph Frattaroli with full power to act, as the undersigned's true and lawful attorneys-in-fact, with full power of substitution to:

     1.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or beneficial owner of
     Inhibikase Therapeutics, Inc., (the "Company"), Forms 3, 4, and 5 in
     accordance with Section 16(a) of the Securities Exchange Act of 1934, as
     amended,  and the rules thereunder;

     2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
     3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
     Commission and any stock exchange or similar authority; and

     3.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of
     Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

     The undersigned hereby grants to the attorneys-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that  such attorneys-in-fact or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of September.

                                                  /s/ Gisele Dion
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                                                  Gisele Dion